EXHBIT 10.1

LIMITED CONSENT AND SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

This LIMITED CONSENT AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of July 19, 2007, by and among A. T. MASSEY COAL COMPANY, INC., a Virginia corporation (the “Administrative Borrower”), individually and as agent on behalf of the other Loan Parties (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement referenced below), the Required Lenders signatory hereto, UBS AG, STAMFORD BRANCH, as administrative agent (the “Administrative Agent”), and THE CIT GROUP/BUSINESS CREDIT, INC., as collateral agent and as security trustee (the “Collateral Agent”; and together with the Administrative Agent, the “Agents”) for the Secured Parties and Issuing Bank.

RECITALS

WHEREAS, the Administrative Borrower, the other Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of August 15, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Administrative Borrower (on behalf of itself and each of the other Loan Parties), the Administrative Agent, the Collateral Agent, and the Required Lenders entered into that certain Limited Waiver, Consent and First Amendment to Credit Agreement effective as of March 12, 2007;

WHEREAS, the Administrative Borrower has informed the Administrative Agent of its desire to form one or more corporations (each an “Insurance Subsidiary”), as direct or indirect Wholly-Owned Subsidiaries of the Administrative Borrower to engage in the Insurance Business (as defined in Section 2.1 hereof);

WHEREAS, the parties acknowledge that federal and state insurance laws and regulations will impose certain restrictions on the business and activities of the Insurance Subsidiaries, including their ability to declare and issue Dividends, to grant or permit Liens on their assets, to guarantee Obligations of their parent corporations and to incur Indebtedness and such insurance laws and regulations may preclude or restrict any transfer or pledge of the Equity Interests of the Insurance Subsidiaries;

WHEREAS, the Administrative Borrower (on behalf of itself and each of the other Loan Parties) has requested that Agents and the Required Lenders (i) consent to the formation of one or more Insurance Subsidiaries under Section 6.12 of the Credit Agreement as direct or indirect Wholly-Owned Subsidiaries of the Administrative Borrower, and (ii) amend certain Sections of the Credit Agreement to permit the capitalization of such Insurance Subsidiaries, to permit the incurrence of Indebtedness and other obligations by the Insurance Subsidiaries in the ordinary course of their business and the granting of Liens (except Liens on the Collateral) to secure such obligations and to relieve the Insurance Subsidiaries of certain covenants and restrictions otherwise applicable to Subsidiaries under the provisions of the Credit Agreement, all upon the terms, and subject to the limitations, set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agents, the Required Lenders and the Administrative Borrower (on behalf of itself and each of the other Loan Parties) agree as follows:

1  Limited Consent.  Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 3 hereof, the Administrative Borrower (on behalf of itself and each of the other Loan Parties), the Agents and the Required Lenders hereby agree as follows:

1.1  Immediately upon the effectiveness of this Agreement, the Agents and the Required Lenders hereby consent to the formation of one or more Insurance Subsidiaries pursuant to Section 6.12 of the Credit Agreement and to the issuance by any such Insurance Subsidiary of the Equity Interests therein to the Administrative Borrower or to any of its direct or indirect Wholly-Owned Subsidiaries.

1.2  The limited consent set forth in Section 1.1 above is  effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement, Security Agreement or of any other Loan Document, except as expressly provided in this Agreement, or prejudice any right or rights that Administrative Agent or Lenders have or may have in the future under or in connection with the Credit Agreement, the Security Agreement or any other Loan Document.

2  Agreements and Amendments to Credit Agreement.  Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 3 hereof, the Administrative Borrower (on behalf of itself and each of the other Loan Parties), the Agents and the Required Lenders hereby agree as follows:

2.1  Immediately upon the effectiveness of this Agreement, the following sections of the Credit Agreement are amended as follows:

2.1.1                      Section 1.01 (Defined Terms) of the Credit Agreement is amended by adding the following additional defined terms:

“Insurance Business” shall mean the business of (i) issuing surety bonds, reclamation bonds, performance bonds, workers’ compensation insurance policies, fronting policies for all risk general liability, casualty and property insurance and other similar obligations as a captive insurance/bonding company to support and/or insure reclamation and workers’ compensation obligations and all risk general liability, casualty and property risks customarily covered by fronting policies, in each case incurred by the Companies in the ordinary course of their businesses, and (ii) conducting all activities ancillary thereto, including entering into reinsurance arrangements, receiving premiums, establishing reserves for the payment of claims and for the return of unearned premiums and investing funds in support of such reserves, all as may be required or permitted by applicable insurance laws and regulations.

“Insurance Subsidiary” shall mean any direct or indirect Wholly-Owned Subsidiary of the Administrative Borrower that is engaged solely in the Insurance Business.

2.1.2                      Section 5.04 (Insurance) of the Credit Agreement is amended by adding a new clause (c) as follows:

“(c)           Notwithstanding any provision of this Section 5.04 to the contrary, no Insurance Subsidiary shall be permitted to provide any insurance coverage with respect to the Collateral without the prior written consent of each of the Administrative Agent and the Collateral Agent (as determined in their sole discretion) and the Required Lenders.  Subject to the provisions of the preceding sentence, the Loan Parties shall not be deemed to have breached any provision of this Section 5.04 solely as a result of maintaining insurance coverages with any Insurance Subsidiary.”

2.1.3                      Section 5.11 (Additional Collateral; Additional Guarantors) of the Credit Agreement is amended by inserting the following provision as new clause (d):

“(d)           Notwithstanding any provision of this Section 5.11 to the contrary, clauses (a), (b) and (c) above shall not apply to any Insurance Subsidiary.”

2.1.4                      Section 6.01 (Indebtedness) of the Credit Agreement is amended by (i) deleting the “and” at the end of existing clause (o) thereof, (ii) deleting the “.” at the end of existing clause (p) thereof and substituting “; and” in its place and (iii) inserting the following provision as new clause (q):

“(q)           Indebtedness and other obligations incurred by any Insurance Subsidiary in the ordinary course of its Insurance Business.”

2.1.5                      Section 6.02 (Liens) of the Credit Agreement is amended by amending and restating clause (l) and (v) as follows:

“(l)           claims of insureds against properties of any Insurance Subsidiary and Liens granted or incurred on properties of any Insurance Subsidiary in the ordinary course of its Insurance Business.”

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“(v)           other Liens (not of a type set forth in clauses (a) through (u) above) incurred in the ordinary course of business of any Company with respect to obligations (including without limitation, any Capitalized Lease Obligations resulting from the conversion of operating leases existing on December 1, 2003, but excluding any other Indebtedness) or securing any surety bonds, reclamation bonds, performance bonds, workers’ compensation property, casualty or general liability insurance policies and other similar obligations issued or incurred by any Insurance Subsidiary in the ordinary course of its Insurance Business (but excluding any other Indebtedness) that do not in the aggregate exceed at any one time outstanding 5% of Consolidated Net Tangible Assets; provided that such Liens permitted under this clause (v) do not attach to any Collateral;”

2.1.6                      Section 6.04 (Investments, Loans and Advances) of the Credit Agreement is amended by amending and restating clauses (h) and (p) as follows:

“(h)           Investments (other than as described in Section 6.04(e)) (i) by any Borrower in any Guarantor that is a Subsidiary, (ii) by any Company in any Borrower or any Guarantor that is a Subsidiary, (iii) by Holdings in any Borrower, (iv) by a Guarantor in another Guarantor, (v) by any Loan Party in a Company that is not a Loan Party (other than the Insurance Subsidiary); provided, however, that the aggregate amount of all Investments permitted pursuant to this clause (v) shall not exceed $25 million at any time; and (vi) by any Loan Party in any Insurance Subsidiary; provided, however, that (A) the aggregate amount of Investments permitted pursuant to this clause (vi) with respect to the initial formation and capitalization of the Insurance Subsidiaries shall not exceed $60 million and (B) during any Fiscal Year, additional Investments from and after the initial formation and capitalization of any Insurance Subsidiary shall not exceed the sum of $20 million plus the cumulative unused amount, if any, otherwise permitted under clause (A) above or this clause (B); provided, that any Investment in one or more of the Insurance Subsidiaries shall not be permitted if, after giving effect to such Investment, (x) the aggregate amount of all Investments permitted pursuant to this clause (vi) would exceed $125 million at any time or (y) Excess Availability is less than $30,000,000 after giving effect to such Investment;”

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“(p)           Each Borrower and its Subsidiaries may make or acquire Investments in connection with Permitted Acquisitions and each Insurance Subsidiary may make or acquire Investments permitted by applicable insurance laws and regulations;”

2.1.7                      Section 6.05 (Mergers, Consolidations, Sales of Assets and Acquisitions) of the Credit Agreement is amended by amending and restating the final paragraph thereof as follows:

“To the extent the Required Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or, subject in each case to Section 11.02(b)(vii), any Collateral is sold, exchanged or otherwise disposed of as permitted by this Section 6.05, such Collateral (unless sold, exchanged or transferred to a Company) shall be sold, exchanged or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall take all actions deemed appropriate in order to effect the foregoing.”

2.1.8                      Section 6.07 (Transactions with Affiliates) of the Credit Agreement is amended by (i) deleting the “and” at the end of the existing clause (d) thereof, (ii) deleting the “.” at the end of the existing clause (e) thereof and substituting “; and” in its place and (iii) inserting the following provision as new clause (f):

“(f)           any Company may pay insurance premiums to any Insurance Subsidiary so long as the proceeds of such payments are either (i) used to pay such Insurance Subsidiary’s franchise taxes, income taxes and other current period operating expenses (including any reinsurance premiums), (ii) used or invested by such Insurance Subsidiary to support loss reserves, or (iii) retained by such Insurance Subsidiary as capital; provided, however, that any such retained amount shall apply against the amounts permitted by Section 6.04(h)(vi).”

2.1.9                      Section 6.10 (Limitation on Certain Restrictions on  Subsidiaries) of the Credit Agreement is amended by adding a new sentence at the end of Section 6.10 as follows:

“Notwithstanding any provision of this Section 6.10 to the contrary, clauses (a) and (b) above shall not apply to any Insurance Subsidiary.”

2.1.10                      Section 6.13 (Business) of the Credit Agreement is amended by amending and restating clause (b) as follows:

“(b)           With respect to the Borrowers and their Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which the Borrowers and their Subsidiaries are engaged on the Restatement Date, whether in connection with a Permitted Acquisition or otherwise; provided that this Section shall not preclude (i) a Permitted Acquisition of any entity engaged in a Permitted Business or the formation of a Subsidiary of Holdings to be engaged in a Permitted Business or (ii) any Insurance Subsidiary from engaging in the Insurance Business.”

2.1.11                      Section 6.16 (Negative Pledges) is amended by adding a new clause (c) as follows:

“(c)           Notwithstanding any provision of this Section 6.16 to the contrary, clauses (a) and (b) above shall not apply to any assets (other than Equity Interests) of any Insurance Subsidiary.”

2.2  The parties acknowledge and agree that the financial performance of each Insurance Subsidiary shall be included in the calculations to determine compliance with the financial covenants in Section 6.08 of the Credit Agreement.

3  Conditions to Effectiveness.  This Agreement shall be effective on the date on which all of the following conditions precedent are satisfied:

3.1  This Agreement shall have been executed and delivered by the Administrative Agent, the Collateral Agent, the Required Lenders and the Administrative Borrower (on behalf of itself and each of the other Loan Parties).

3.2  The representations and warranties contained herein shall be true and correct in all respects, and, after giving effect to this Agreement, no Event of Default or Default shall exist on the date hereof.

4  Representations and Warranties.

4.1  The execution, delivery and performance by Administrative Borrower (on behalf of itself and each of the other Loan Parties) of this Agreement has been duly authorized by all necessary corporate action and this Agreement is a legal, valid and binding obligation of the Administrative Borrower and each of the other Loan Parties enforceable against the Administrative Borrower and each of the other Loan Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

4.2  Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

4.3  Neither the execution, delivery and performance of this Agreement by the Administrative Borrower (on behalf of itself and each of the other Loan Parties) nor the consummation of the transactions contemplated hereby does or shall result in a breach of, or violate (i) any provision of the Administrative Borrower’s or any other Loan Party’s articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, applicable to the Administrative Borrower or the other Loan Parties or binding upon any of their properties, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Administrative Borrower or any other Loan Party is a party or by which the Administrative Borrower or any other Loan Party or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.

5  Reference to and Effect upon the Credit Agreement.

5.1  Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

5.2  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.3  The Administrative Borrower (on behalf of itself and each of the other Loan Parties) acknowledges and agrees that the execution and delivery by Agents and Required Lenders of this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate Agents or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of Agents or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement.

5.4  The Administrative Borrower (on behalf of itself and each of the other Loan Parties) affirms and acknowledges that this Agreement constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise specify.

6  Costs and Expenses.  As provided in Section 11.03 of the Credit Agreement, Borrowers agree to reimburse Agents for all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution and delivery of this Agreement, including the fees, charges and disbursements of Latham & Watkins, LLP, counsel for the Administrative Agent and Hahn & Hessen, LLP, counsel to the Collateral Agent.

7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

8  Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

9  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.    In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by mailing of a hard copy original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ADMINISTRATIVE BORROWER

A. T. MASSEY COAL COMPANY, INC., individually and as agent for each of the other Loan Parties

By:  /s/ Philip W. Nichols
Name: Philip W. Nichols
Title: Treasurer

                            AGENTS

UBS AG, STAMFORD BRANCH, as the Administrative Agent

By:  /s/ David B. Julie
Name: David B. Julie
Title: Associate Director

By:  /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

LENDERS

UBS LOAN FINANCE LLC,
as Swingline Lender

By:   /s/ David B. Julie
Name: David B. Julie
Title: Associate Director

By:  /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

UBS LOAN FINANCE LLC,
as a Lender

By:  /s/ David B. Julie
Name: David B. Julie
Title: Associate Director

By:  /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

                                THE CIT GROUP/BUSINESS CREDIT, INC., as the Collateral Agent

By: /s/ Eddy L. Milstein
    Name: Eddy L. Milstein
    Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:  /s/ Meenoo Sameer
Name: Meenoo Sameer
Title: Duly Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:  /s/ Lawrence P. Garni
Name: Lawrence P. Garni
Title: Sr. Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ Scott O'Donnell
Name: Scott O'Donnell
Title: Credit Officer